Exhibit 1.8

CORPORATE ACCESS NUMBER: 203602677

ALBERTA

BUSINESS CORPORATION ACT

CERTIFICATE

OF

AMENDMENT AND REGISTRATION

OF RESTATED ARTICLES

DYNAMIC DIGITAL DEPTH INC.
AMENDED ITS ARTICLES ON 2001/05/04

Name/Structure Change Alberta Corporation - Registration Statement

Service Request Number:	2913450
Corporate Access Number:	203602677
Legal Entity Name:	Dynamic Digital Depth Inc.
French Equivalent Name:
Legal Entity Status:	Active

Alberta Corporation Type:	Named Alberta Corporation
New Legal Entity Name:	Dynamic Digital Depth Inc.
New French Equivalent Name:
Nuans Number:	61576704
Nuans Date:	1998/07/21
French Nuans Number:
French Nuans Date:

Share Structure:	SEE ATTACHED SCHEDULE "A"
Share Transfer Restrictions:	NONE
Number of Directors:
Min Number of Directors:	3
Max Number of Directors:	10
Business Restricted To:	NONE
Business Restricted From:	NONE
Other Provisions:	SEE MOST RECENT "OTHER RULES OR PROVISIONS" ATTACHMENT
BCA Section/Subsection:	SECTION 167(1)(K)

Professional Endorsement Provided:
Future Dating Required:
Amendment Date:	2001/05/04

Annual returns are outstanding for the 2001 file year(s).

Annual return

File Year	Date Filed
2000	2000/05/19
1999	1999/02/22
1998	1998/02/10

Attachment

No records returned

Registration Authorized By:	SARA-LANE SIREY
SECRETARY